Re: Questions 72DD1, 77DD2, 73A, 73C, 74U1, 74U2, 74V1 and 74V2

The following funds offer Class A, Class C and Class I shares.

        Salient Adaptive Growth Fund

        Salient Trend Fund

 The following fund offers Class A, Class C, Class F and Class I shares.

        Salient Tactical Plus Fund

The following funds offer Class A, Class C, Class I and Class R6 shares.

        Salient MLP & Energy Infrastructure Fund

The following is a class breakout of the Total income dividends for which record date passed (72DD1,72DD2 and 73A) during the period

ended December 31, 2017:

                                      Distributions    Distribution

Class A:                                (000s)         per share

Salient Adaptive Growth Fund          4              0.0248

Salient MLP & Energy

Infrastructure Fund                   1,071          0.0417

Salient Trend Fund                    14             0.1674

Salient Tactical Plus Fund            -              -

Class C:

Salient Adaptive Growth Fund          -              -

Salient MLP & Energy

Infrastructure Fund                   372            0.0361

Salient Trend Fund                    1              0.0503

Salient Tactical

Plus Fund                             -              -

Class I:

Salient Adaptive Growth Fund          261            0.0454

Salient MLP & Energy

Infrastructure Fund                   5,954          0.0430

Salient Trend Fund                    404            0.1958

Salient Tactical

Plus Fund                             -              -

Class F:

Salient Tactical

Plus Fund                             -              -

Class R6:

Salient MLP & Energy

Infrastructure Fund                   22              0.0436

The following is a class breakout of the Total other distributions (73C)

during the period ended December 31, 2017:

Class A:                                          Distribution

                                                     per Share

Salient MLP & Energy

 Infrastructure Fund                                 0.4390

Class C:

Salient MLP & Energy

 Infrastructure Fund                                 0.3804

Class I:

Salient MLP & Energy

 Infrastructure Fund                                 0.4530

Class R6:

Salient MLP & Energy

 Infrastructure Fund                                 0.4590

Within the N-SAR, the number of shares outstanding (74U1 and 74U2)

 presented have been combined as follows for Salient Adaptive Growth Fund,

 Salient MLP & Energy Infrastructure Fund and Salient Trend Fund:

         74U1  Class I shares

 74U2  Class A shares, Class C shares, Class F shares and Class

 R6 shares

Within the N-SAR, the number of shares outstanding (74U1 and 74U2)

 presented have been combined as follows for Salient Tactical Plus Fund:

         74U1  Class F shares

 74U2  Class A shares, Class C shares and Class I shares

 The following is a class breakout of the NAV's and shares

 outstanding (000s) at December 31, 2017:

                               NAV           Shares Outstanding

                                                   (000s)

Class A:

Salient Adaptive Growth Fund          7.12           195

Salient MLP & Energy

Infrastructure Fund                   8.18           19,255

Salient Trend Fund                    8.51            87

Salient Tactical

Plus Fund                             11.40          777

Class C:

Salient Adaptive Growth Fund          6.77           253

Salient MLP & Energy

Infrastructure Fund                   8.13           9,212

Salient Trend Fund                    8.46           15

Salient Tactical

Plus Fund                             11.10          78

Class I:

Salient Adaptive Growth Fund          7.23           6,218

Salient MLP & Energy

Infrastructure Fund                   8.15           131,202

Salient Trend Fund                    8.52           2,002

Salient Tactical

Plus Fund                             11.47          196

Class F:

Salient Tactical

Plus Fund                             11.60          1,596

Class R6:

Salient MLP & Energy

Infrastructure Fund                   8.15           1,385